EXHIBIT 10.4

Amendment to
The Dow Chemical Company
Executive Supplemental Retirement Plan

By authority of the resolution of the board of directors of The Dow Chemical Company adopted on April 14, 2010, and Article VI of The Dow Chemical Company Executive Supplemental Retirement Plan (“Plan”), as restated and effective April 14, 2010, Section 6.06 is amended and restated as follows:

6.06	Amendment

The Board or its delegate may amend or modify the Plan at any time, and the President, Chief Financial Officer, VPHR, Vice President of Compensation and Benefits, and Global Director of Benefits, each acting individually, may amend or modify the Plan at any time.

Notwithstanding the foregoing:  (i) an amendment that affects only Section 16 Employees, as defined by the Securities Exchange Act of 1934 and determined by the Administrator, shall not be valid unless it is adopted or approved by the Board; (ii) any amendment shall have prospective application only and shall not reduce or impair a Participant's right to benefits accrued and vested under the Plan as of the date such amendment is made; and (iii) no amendment of the Plan shall apply to amounts that were earned and vested (within the meaning of Code section 409A and regulations thereunder) under the Plan prior to 2005, unless the amendment specifically provides that it applies to such amounts.  The purpose of this restriction is to prevent a Plan amendment from resulting in an inadvertent "material modification" to amounts that are "grandfathered" and exempt from the requirements of Code section 409A.

Each Participant shall receive written notice of the amendment or termination of the Plan describing the action taken in detail.

The authority of the President, Chief Financial Officer, VPHR, Vice President of Compensation and Benefits, and Global Director of Benefits to amend or modify the Plan under this Section 6.06 may not be delegated.

IN WITNESS WHEREOF, the Company has caused this amended and restated Plan document to be executed in its name on this 14th day of April, 2010.

THE DOW CHEMICAL COMPANY

By:	/s/ GREGORY M. FREIWALD

Its:	Executive Vice President of Human Resources,
Aviation & Corporate Affairs

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